UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2004
(Date of earliest event reported)

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THE DIAL CORPORATION

(Exact name of Registrant as specified in its charter)

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Delaware	51-0374887
(State of Incorporation)	(I.R.S. Employer Identification No.)

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(Address of principal executive offices)

(480) 754-3425
(Registrant’s telephone number, including area code)
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Item 5. Other Events and Required FD Disclosure.

At a Special Meeting of the Stockholders of The Dial Corporation (“Dial”) held on March 24, 2004, Dial’s stockholders voted to adopt the Agreement and Plan of Merger, dated December 14, 2003 (the “Merger Agreement”), by and among Henkel KGaA (“Henkel”), Henkel Merger Corporation (“Merger Sub”) and Dial. Of the 98,015,079 shares of Dial Common Stock entitled to vote at the meeting, 64.35% of the shares were represented at the meeting in person or by proxy, with 62,339,185 shares voting in favor, 625,694 shares voting against and 107,199 shares abstaining.

Pursuant to the Merger Agreement, Henkel will acquire Dial through the merger of Merger Sub with and into Dial, with Dial surviving as a wholly-owned subsidiary of Henkel (the “Merger”). The parties expect the Merger to be completed on Monday, March 29, 2004. As a result of the completion of the Merger, Dial’s Common Stock will cease to be listed with the New York Stock Exchange and will not be publicly traded. A copy of the press release issued on March 24, 2004 to announce the adoption of the Merger Agreement by Dial’s stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press release of The Dial Corporation, dated March 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIAL CORPORATION

Dated: March 24, 2004	By:	/s/ Conrad A. Conrad Name: Conrad A. Conrad Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of The Dial Corporation, dated March 24, 2004.